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                                                                 EXHIBIT 10.25.1

                    AMENDMENT NO. 1 TO CONTRIBUTION AGREEMENT


         THIS AMENDMENT NO. 1 TO CONTRIBUTION AGREEMENT ("Amendment") is entered into as of the 1st day of July, 2002 (the "Effective Date"), by and between Hanover Capital Mortgage Holdings, Inc., a Maryland corporation ("HCHI"), and John A. Burchett ("Burchett"), Joyce S. Mizerak ("Mizerak"), George J. Ostendorf ("Ostendorf") and Irma N. Tavares ("Tavares"). Burchett, Mizerak, Ostendorf and Tavares are collectively referred to as the "Principals."

                                    RECITALS

         WHEREAS, HCHI and the Principals entered into that certain Contribution Agreement dated as of September 19, 1997 (the "Contribution Agreement") which provides for the transfer of shares of HCHI common stock to the Principals and forgiveness of certain indebtedness of the Principals to HCHI upon the satisfaction of certain conditions related to the financial performance of HCHI measured as of specified "earn-out measuring dates."

         WHEREAS, Section 6.1 of the Contribution Agreement provides that such agreement may be amended by a written agreement signed by the parties thereto.

         WHEREAS, HCHI and the Principals each have determined that it is desirable and in their best interests to amend the Contribution Agreement to modify the earn-out measuring dates and the conditions that must be satisfied thereon in order for the transfer of HCHI shares and forgiveness of indebtedness to occur as set forth below.

                                    AMENDMENT

         In consideration of the mutual promises and covenants contained in this Amendment and those certain amended and restated employment agreements between HCHI and the Principals entered into on even date herewith, HCHI and the Principals, intending to be legally bound, agree as follows effective as of the Effective Date:

         1. The definition of "Average Spread" under Section 1 of the Contribution Agreement is deleted in its entirety and replaced with the following definition:

                  AVERAGE SPREAD. "Average Spread" means, on any Earn-Out Measuring Date, (i) the average Fair Market Value of a share of HCHI Common minus (ii) the Base Stock Price.

         2. The definition of "Earn-Out Measuring Date" under Section 1 of the Contribution Agreement is deleted in its entirety and replaced with the following definition:

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                  EARN-OUT MEASURING DATE. "Earn-Out Measuring Date" means each
                  July 1, beginning with July 1, 2003 and ending with July 1, 2007.

         3. The first sentence of the definition of "Fair Market Value" under
Section 1 of the Contribution Agreement is deleted in its entirety and replaced with the following sentence:

                  "Fair Market Value" means, with respect to any share of capital stock of HCHI, the average of the daily market price for the twenty (20) consecutive trading days immediately preceding the date with respect to which "Fair Market Value" must be determined hereunder or, if such date is not a Business Day, the immediately preceding Business Day.

         4. The definition of "Total Return per Unit" under Section 1 of the Contribution Agreement is deleted in its entirety and replaced with the following definition:

                  TOTAL RETURN PER UNIT. "Total Return per Unit" means, as of any Earn-Out Measuring Date, (i) the Average Spread, plus (ii) the sum of all distributions that have been made by HCHI with respect to a share of HCHI Common during the period measured from the Effective Date of Amendment No. 1 to this Contribution Agreement through and including such Earn-Out Measuring Date.

         5. The definition of "Base Stock Price" is added to Section 1 of the Contribution Agreement to read as follows:

                  BASE STOCK PRICE. "Base Stock Price" means the Fair Market Value of a share of HCHI Common on the Effective Date of Amendment No. 1 to this Contribution Agreement.

         6. Section 2.2.3 of the Contribution Agreement is deleted in its entirety and replaced with the following:

                  2.2.3 EARN-OUT. The parties hereto acknowledge that the value of the HCP Preferred is not determinable as of the Closing with absolute certainty and was arrived at based upon discussions between the Principals and the underwriters of HCHI's initial underwritten public offering. To account for the possibility that the HCP Preferred may have a value that is greater than the value of the HCHI Common to be delivered to the Principals at the Closing, the Principals shall be entitled to receive the Earn-Out Shares, and to have the outstanding balances of the loans made to them by HCHI pursuant to Section 2.2.2 and their Loan Agreements forgiven, as provided, and subject to the conditions set forth, in this
                  Section 2.2.3.

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                           (i) If the Total Return per Unit as of any Earn-Out
                  Measuring Date equals at least 15% annualized return on the Base Stock Price through such Earn-Out Measuring Date, HCHI shall (A) issue to each Principal his or her Pro Rata Portion of the lesser of (1) one-third (1/3) of the total number of Earn-Out Shares or (2) the number of Earn-Out Shares that have not theretofore been issued pursuant to this Section 2.2.3, and (B) forgive, and discharge such Principal from liability for, an amount of indebtedness of such Principal to HCHI under such Principal's Loan Agreement equal to one-third (1/3) of the principal amount loaned by HCHI to such Principal pursuant to such Loan Agreement.

                           (ii) If the Total Return per Unit as of any Earn-Out
                  Measuring Date is equal to or greater than $17.9705, HCHI shall (A) issue to each Principal his or her Pro Rata Portion of the number of Earn-Out Shares that have not theretofore been issued pursuant to this Section 2.2.3 and (B) forgive, and discharge such Principal from liability for, an amount of indebtedness of such Principal to HCHI under such Principal's Loan Agreement equal to the principal amount loaned by HCHI to such Principal pursuant to such Loan Agreement.

         7. All other provisions of the Contribution Agreement remain unchanged.

         8. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

                           [Signature page to follow]

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The parties hereto have caused this Amendment to be executed as of the date first written above.

                                   HANOVER CAPITAL MORTGAGE HOLDINGS, INC.


                                   By:  /s/ John A. Burchett
                                       -----------------------------------------
                                   Name:  JOHN A. BURCHETT
                                   Its:   Chief Executive Officer And President


                                       /s/ John A. Burchett
                                   ---------------------------------------------
                                   JOHN A. BURCHETT

                                       /s/ Joyce S. Mizerak
                                   ---------------------------------------------
                                   JOYCE S. MIZERAK

                                       /s/ George J. Ostendorf
                                   ---------------------------------------------
                                   GEORGE J. OSTENDORF

                                       /s/ Irma N. Tavares
                                   ---------------------------------------------
                                   IRMA N. TAVARES


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